News Release
Document Security Systems, Inc. 585.325.3610

For Immediate Release

Document Security Systems Reports Third Quarter 2008 Financial Results

-- Revenue increases 19% in the quarter.

-- Gross margin improves to 57% from 49% year-over-year in the third quarter

-- Gross Profit of $947,000 up 38% year-over-year in the third quarter

-- Adjusted EBITDA loss improves 66%, excluding one-time charges

ROCHESTER, NY, November 11, 2008 — Document Security Systems, Inc. (NYSE/Alternext US LLC: DMC; "DSS"), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the third quarter ended September 30, 2008.

Revenue from continuing operations for the third quarter of 2008 was $1.7 million, an increase of 19% from the $1.4 million reported in the third quarter of 2007. The increase in revenue included a 41% increase in sales of the company’s printed products, which was offset by decreases in royalty revenue and legal supplies sales.

Gross profit from continuing operations for the third quarter increased 38% to $947,000 compared with gross profit of $687,000 in the third quarter of 2007. Gross profit margin was 57% compared with 49% in the third quarter of 2007. Gross profit margins were positively impacted by improvements in material and labor costs efficiencies at the Company’s plastic printing division as the result of its recent move to a larger facility and equipment upgrades.

Operating expenses for continuing operations for the third quarter of 2008 were $2.4 million compared with $2.6 million in 2007, a decrease of 6%. The decrease reflected declines in professional fees of 41%, sales and marketing costs of 56%, and research and development of 34%, as the result of the Company’s cost cutting initiatives it initiated in March of 2008. The cost reductions were offset by increase in non-cash stock based compensation expense of 42%, and an increase in amortization of intangibles of 13%.

On August 20, 2008, the Company entered into an Agreement with Trebuchet Capital Partners, LLC Pursuant to the Agreement, Trebuchet has agreed to pay substantially all of the litigation costs associated with pending validity proceedings initiated by the European Central Bank in eight European countries relating to the Company’s European Patent 0 455 750B1 that the Company has claimed the ECB infringed in printing of the Euros currency, as well as infringement lawsuits related to the Patent. Under the terms of the Agreement, and in consideration for Trebuchet’s funding obligations, the Company assigned and transferred a 49% interest of the Company’s rights, title and interest in the Patent to Trebuchet which allows Trebuchet to have as a separate and exclusive interest including a separate and distinct right to exploit the Patent. Pursuant to this transaction, the Company received $500,000 for its assignment and transfer of 49% of its ownership rights in the Patent, which had a net book value of approximately $1,670,000. As a result, the Company recognized a one-time, non-recurring loss on sale of patent assets of $1,170,000.

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Adjusted EBITDA loss, excluding the $1,170,000 one-time non-recurring loss on sale of patent assets during the third quarter of 2008, was $348,000, a 66% improvement compared to Adjusted EBITDA loss of $1,027,000 in the third quarter of 2007. (See Reconciliation of GAAP to Non-GAAP Financial Measures table below). The decline in Adjusted EBITDA loss reflects the company’s ability to maintain revenue growth while significantly reducing its cash based operating expenses.

During the third quarter of 2008, the Company experienced a net loss of $2.7 million, a 42% increase from the net loss of the third quarter of 2007. The increase in net loss during the quarter was primarily the result of the Company’s recognition of a one-time loss on the sale of patent assets of $1.2 million. Otherwise, net loss for the 2008 quarter without the impact of this one-time loss would have been approximately $1.5 million, a decrease of approximately 21% from the third quarter of 2007. The improvement in net loss, excluding the effect of the one-time loss on sale of patent, was due the Company’s ability to increase its sales and gross profits while reducing its operating expenses.

As of September 30, 2008, the Company had approximately $443,000 in cash and an aggregate of $1.7 million available to it under two revolving credit facilities. During the third quarter of 2008, the Company used $500,000 proceeds from the sale and assignment of certain of its patent rights to Trebuchet to pay down one of its credit facilities. In addition, the Company has $1,300,000 in subscriptions receivable which it expects to receive in six-month installments over the next two years.

Robert Fagenson, Chairman of the Board of Document Security Systems, stated “During the quarter and nine months ended September 30, 2008, we have concentrated on sales stabilization and cost reduction. The success of these efforts is evident in the 66% reduction, excluding one-time charges, that we achieved in our negative Adjusted EBITDA numbers during the third quarter compared to the third quarter a year ago. This is the primary way we measure our financial performance. With the execution of our agreement with Trebuchet Partners, we have effectively transferred to them a 49% interest in our European Patent. We believe it is appropriate to reflect this in our financial statements by taking a non-cash charge for 49% of the unamortized value of the patent still reflected on our balance sheet. While this non cash charge negatively impacts our per share earnings for this period, it will significantly reduce amortization costs in future periods. I continue to be encouraged by our progress and congratulate our team on the strides we have made towards our 2008 goals.”

Document Security System’s CEO Patrick White said, “The increased capacity at our P-3 Plastic Card division as a result of our significant capital investments has begun to show dividends in the way of new and larger sales opportunities. In addition, our sales staff has begun the marketing of our new, one-of-a-kind information security software appliance product called ‘AuthentiGuard DX’. This cutting edge software appliance provides visual information protection on screens or printed documents and it more importantly prevents hackers from accessing and reading alpha/numeric information contained on saved Microsoft documents created on the various Microsoft platforms (Word, Outlook, Excel, and Power Point). With our newly announced agreement to acquire the assets of DPI Rochester, a commercial printing company with $7.6 million in revenue in 2007, we feel confident that we are turning the corner and moving in the right direction. In the months ahead we will continue our focus on closing the DPI acquisition, increasing sales, and improving operating efficiency and our financial performance.”

About Document Security Systems, Inc.
A rapidly growing security technology company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

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Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.
TABLES FOLLOW.

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	September 30,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$442,803	$742,468
Restricted cash	157,500	-
Accounts receivable, net of allowance of $65,000 ($82,000 as of December 31, 2007)	784,668	617,320
Inventory	230,272	259,442
Loans to employees	67,781	120,732
Prepaid expenses and other current assets	87,906	487,715

Total current assets	1,770,930	2,227,677

Restricted cash	-	177,345
Fixed assets, net	1,349,230	1,494,540
Other assets	258,085	147,958
Goodwill	1,396,734	1,396,734
Other intangible assets, net	3,580,285	6,149,530

Total assets	$8,355,264	$11,593,784

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,353,926	$1,795,085
Accrued expenses & other current liabilities	1,112,404	818,606
Deferred revenue & customer deposits	56,580	732,355
Current portion of capital lease obligations	84,129	79,948

Total current liabilities	2,607,039	3,425,994

Revolving notes from related parties	1,858,000	300,000

Capital lease obligations	215,229	294,821

Deferred revenue	-	15,938

Deferred tax liability	203,397	200,000

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value;
200,000,000 shares authorized, 14,359,756 shares issued and outstanding (13,654,364 in 2007) (325,000 subscribed in 2008)	287,195	273,087
Additional paid-in capital	34,881,064	31,298,571
Subscriptions receivable	(1,300,000)	-
Accumulated deficit	(30,396,660)	(24,214,627)

Total stockholders' equity	3,471,599	7,357,031

Total liabilities and stockholders' equity	$8,355,264	$11,593,784

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	% change vs. 2007	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007	% change vs. 2007
Revenue
Security printing & products	$1,334,000	$946,000	41%	$3,421,000	$2,765,000	24%
Royalties	181,000	278,000	-35%	1,402,000	871,000	61%
Digital solutions	8,000	9,000	-11%	25,000	184,000	-86%
Legal products	150,000	176,000	-15%	483,000	513,000	-6%
Total Revenue	1,673,000	1,409,000	19%	5,331,000	4,333,000	23%

Costs of revenue
Security printing & products	$636,000	$636,000	0%	$2,028,000	$1,691,000	20%
Digital solutions	4,000	3,000	33%	11,000	41,000	-73%
Legal products	86,000	83,000	4%	258,000	276,000	-7%
Total cost of revenue	726,000	722,000	1%	2,297,000	2,008,000	14%

Gross profit
Security printing & products	698,000	310,000	125%	1,393,000	1,074,000	30%
Royalties	181,000	278,000	-35%	1,402,000	871,000	61%
Digital solutions	4,000	6,000	-33%	14,000	143,000	-90%
Legal products	64,000	93,000	-31%	225,000	237,000	-5%
Total gross profit	947,000	687,000	38%	3,034,000	2,325,000	30%

Selling, general and administrative
General and administrative compensation	$539,000	$514,000	5%	$1,622,000	$1,310,000	24%
Professional Fees	206,000	352,000	-41%	780,000	1,036,000	-25%
Sales and marketing	204,000	466,000	-56%	892,000	1,525,000	-42%
Depreciation and amortization	42,000	20,000	110%	126,000	61,000	107%
Other	319,000	289,000	10%	902,000	685,000	32%
Research and development	73,000	111,000	-34%	322,000	314,000	3%
Stock based payments	480,000	338,000	42%	1,506,000	971,000	55%
Impairment of patent defense costs	-	-		292,000	-
Amortization of intangibles	541,000	480,000	13%	1,605,000	1,259,000	27%

Total Operating Expenses	2,404,000	2,570,000	-6%	8,047,000	7,161,000	12%

Operating loss	(1,457,000)	(1,883,000)	-23%	(5,013,000)	(4,836,000)	4%

Other income (expense):
Interest income	-	15,000	-100%	1,000	90,000	-99%
Gain/(Loss) on foreign currency adjustments	9,000	-6,000	-250%	(16,000)	-11,000	45%
Interest expense	(41,000)	-1,000	4000%	(95,000)	-4,000	2275%
Loss on sale of patent assets	(1,170,000)			(1,170,000)
Other income	-	-		126,000	-

Other income (expense), net	(1,202,000)	8,000	-15125%	(1,154,000)	75,000	-1639%

Loss from continuing operations before income taxes	(2,659,000)	(1,875,000)	42%	(6,167,000)	(4,761,000)	30%
Income taxes	5,000	5,000	-	14,000	14,000	-
Loss from continuing operations	(2,664,000)	(1,880,000)	42%	(6,181,000)	(4,775,000)	29%

Loss from discontinued operations:
Gain on sale of discontinued assets	-	43,000		-	43,000
Loss from discontinued operations	-	(44,000)	-100%	-	(59,000)	-100%
Loss on discontinued operations	-	(1,000)	-100%	-	(16,000)	-100%

Net loss	(2,664,000)	(1,881,000)	42%	(6,182,000)	(4,792,000)	29%

Net loss per share, basic and diluted	$(0.19)	$(0.14)	36%	$(0.45)	$(0.35)	27%

Weighted average common shares outstanding, basic and diluted	14,286,192	13,676,030	4%	13,879,891	13,629,241	2%

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30,
(unaudited)

	2008	2007
Cash flows from operating activities:
Net loss	$(6,182,033)	$(4,791,684)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,841,975	1,396,262
Stock based compensation	1,536,403	970,829
Impairment of patent defense costs	291,581	-
Net gain on disposal of discontinued operations	-	(42,905)
Loss on sale of patent assets	1,169,947	-
Decrease in restricted cash	19,845	-
(Increase) decrease in assets:
Accounts receivable	(167,348)	(112,870)
Inventory	29,170	4,762
Prepaid expenses and other assets	(43,049)	(171,526)
Increase (decrease) in liabilities:
Accounts payable	(65,053)	445,334
Accrued expenses and other liabilities	143,914	(25,635)
Deferred revenue	(691,713)	(234,464)
Net cash used by operating activities	(2,116,361)	(2,561,897)

Cash flows from investing activities:
Purchase of fixed assets	(226,716)	(423,918)
Proceeds from the sale of discontinued operations	-	80,000
Proceeds from the sale of patent assets	500,000	-
Purchase of other intangible assets	(1,144,351)	(1,150,977)
Net cash used by investing activities	(871,067)	(1,494,895)

Cash flows from financing activities:
Borrowing on short-term credit facility	500,000	-
Repayment on short-term credit facility	(500,000)	-
Borrowing on revolving note- related parties	1,558,000	-
Repayments of capital lease obligations	(75,411)	(27,140)
Increase in restricted cash	-	(177,345)
Payment of stock issuance costs	-	(519,619)
Issuance of common stock	1,205,174	355,225
Net cash provided (used) by financing activities	2,687,763	(368,879)

Net increase (decrease) in cash and cash equivalents	(299,665)	(4,425,671)
Cash and cash equivalents beginning of period	742,468	5,802,615

Cash and cash equivalents end of period	$442,803	$1,376,944

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Adjusted EBITDA: Non-GAAP Financial Performance Measure

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% change vs. 2007	2008	2007	% change vs. 2007
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(2,664,000)	$(1,881,000)	42%	$(6,182,000)	$(4,792,000)	29%
Add back:
Depreciation	79,000	45,000	76%	237,000	137,000	73%
Amortization of Intangibles	541,000	480,000	13%	1,605,000	1,259,000	27%
Stock based payments	480,000	338,000	42%	1,536,000	971,000	58%
Loss on sale of patent assets	1,170,000	-		1,170,000	-	0%
Interest Income	-	(15,000)	-100%	(1,000)	(90,000)	-99%
Interest Expense	41,000	1,000	4000%	95,000	4,000	2275%
Income Taxes	5,000	5,000	-	14,000	14,000	-

Adjusted EBITDA	(348,000)	(1,027,000)	-66%	(1,526,000)	(2,497,000)	-39%

 The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, stock-based compensation expense, and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

Document Security Systems considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. Document Security Systems believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

Investor Contact
Lippert /Heilshorn & Associates
212-838-3777
Amy Gibbons
agibbons@lhai.com

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